Exhibit 99.1

P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584

P R E S S  R E L E A S E

CONTACT:	Universal Corporation Investor Relations		RELEASE:	8:00 a.m. ET
	Phone:	(804) 359-9311
	Fax:	(804) 254-3584
	Email:	investor@universalleaf.com

Universal Corporation Provides Second Quarter Fiscal Year 2025

Financial and Operational Update

Reports Preliminary Second Quarter Fiscal Year 2025 Results

Highlights Continued Strong Operational Performance

Files Form 12b-25, Delays Second Quarter 2025 Earnings Release and Conference Call

Richmond, VA / November 12, 2024 / PRNEWSWIRE

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today is providing a financial and operational update for the second quarter of fiscal year 2025, including preliminary results for the quarter.

Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal Corporation, stated, “The Universal team delivered another quarter of solid results, driven by strong customer demand from our Tobacco Operations segment and larger, higher quality, and better yielding crops in Africa. We believe our Tobacco Operations segment will continue its strong performance in the second half of our fiscal year. We also continued to grow Universal Ingredients’ market presence in the quarter and saw increased interest from new and existing customers, despite higher food costs creating pricing pressures. We expect our newly expanded ingredients facility to support increases in production and meaningfully contribute to our fiscal year 2026 results. Looking ahead, we are keenly focused on maximizing and optimizing our tobacco business and continuing to expand our ingredients business while identifying additional ways for the two businesses to work together. We will keep shareholders updated on our progress across these key initiatives aimed at creating enhanced value.”

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Universal Corporation

Preliminary Unaudited Financial Results

(in millions of dollars, except per share data)

Three Months Ended
September 30,
2024
Consolidated Results
Sales and other operating revenue	$710.8
Restructuring and impairment costs	10.6
Operating income	70.7
Net Income attributable to Universal Corporation	27.6
Basic earnings per share	1.11
Diluted earnings per share	1.10
Segment Results
Tobacco operations sales and other operating revenues	$630.2
Tobacco operations operating income	79.3
Ingredients operations sales and other operating revenues	80.6
Ingredients operations operating income	1.3

Highlights of the Quarter

Consolidated Results

•	Revenues and operating income driven by strong tobacco sales volumes and prices.

Tobacco Operations Segment

•	Tobacco Operations segment results reflect continued strong customer demand; larger, higher quality, better yielding crops in Africa; accelerated shipment timing per certain customers’ requests; sales of carryover crops.

•	Successful tobacco procurement and marketing efforts, despite negative impacts from adverse weather, mainly in South America and North America this fiscal year.

•	Uncommitted tobacco inventory levels remained low at about 10% at quarter end.

Ingredients Operations Segment

•	Increased sales volumes for the Ingredients Operations segment.

•	Customer pressure due to the inflationary environment impacted demand and pricing for certain products in the Ingredients Operations segment.

•	Anticipated increases in production resulted in additional expenses for increased staffing at the expanded Lancaster, Pennsylvania, ingredients facility.

Liquidity and Debt

•	Cash balance at quarter end was approximately $80 million.

•	Approximately $330 million available under revolving credit facility as of quarter end.

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Universal Corporation

•	Net debt, defined as the sum of notes payable and overdrafts, long-term debt (including any current portion, and customer advances and deposits, less cash and cash equivalents) was approximately $1.1 billion at quarter end.

•	Expect continued strong demand for leaf tobacco will support intention to reduce net debt levels over the next few quarters.

Additional Item

•	Restructuring and impairment costs related to the previously announced consolidation of the Company’s European sheet operations.

The preliminary unaudited financial results for the quarter ended September 30, 2024, included in this press release represent the most current information available to management and are not a comprehensive statement of the financial results for this period. Consequently, the preliminary unaudited financial results do not present all necessary information for a complete understanding of the Company’s financial condition as of September 30, 2024 or its results of operations for the quarter ended September 30, 2024. Actual results may differ from these preliminary unaudited results due to developments that may arise between the date of this press release and the time that financial results for the quarter ended September 30, 2024 are finalized.

Sustainability Update

Universal continually looks to set new standards for social and environmental performance. The Company recently completed a thorough assessment of its sustainability practices and performance through EcoVadis, a leading global third-party platform for business sustainability ratings. As a result of the assessment, EcoVadis ranked Universal in the 91st percentile of the companies rated globally in the prior 12 months. The assessment included 21 sustainability criteria across four core themes: Environment, Labor & Human Rights, Ethics, and Sustainable Procurement.

Other Corporate Developments

The Company has filed a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission (“SEC”) in connection with its inability to timely file the Form 10-Q for its second quarter of fiscal year 2025 ended September 30, 2024. As noted in the Form 12b-25 filed today, in August 2024 the Company commenced an internal investigation led by independent outside advisors, including legal counsel and forensic accountants, regarding certain allegations related to embezzlement by a former senior finance employee at the Company’s Mozambique subsidiary, Mozambique Leaf Tobacco Ltda. The Company continues to work diligently with its independent advisors to complete the internal investigation as soon as possible. Although substantial progress has been made on the investigation, the work is ongoing, and the Company is currently unable to predict the outcome or time frame for completion of the investigation. The Company currently has identified approximately $7 million in the aggregate of unauthorized payments during fiscal years 2022 through 2025. The Company intends to pursue sources of recovery, including Company-maintained insurance. As of the date of this press release, the Company does not believe the matter under investigation will have a material negative impact on its financial results for fiscal year 2025.

As a result of the additional time required to complete its internal investigation, the process of finalizing financial statements for the second quarter of fiscal year 2025 could not be completed on a timely basis. Universal intends to file the Form 10-Q as soon as practicable after the conclusion of the internal investigation, which it expects will not occur prior to the Form12b-25 extended deadline of November 18, 2024. As of the date of this press release, the Company has not determined whether material adjustments to its previously issued financial statements will be necessary as a result of the matter or whether internal controls over financial reporting were designed and operating effectively. Universal expects to receive a standard filing delinquency notification from the New York Stock Exchange (“NYSE”) and to discuss the status of the Form 10-Q with the NYSE. The NYSE typically grants listed companies a six-month period to cure a filing delinquency. Universal is committed to completing a deliberate, thorough investigation while diligently working to fulfill all reporting obligations.

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Universal Corporation

Mr. Wigner continued, “Integrity is a core value of ours and a key to everything we do at Universal. We are committed to ensuring that this matter is handled appropriately, and we are working to complete this investigation as soon as practicable.”

Additional information regarding the Company’s internal investigation can be found in its filings with the SEC.

Earnings Release and Investor Conference Call

The Company is postponing its second quarter earnings release and conference call to allow additional time to complete the Form 10-Q for its second quarter of fiscal year 2025 ended September 30, 2024. The Company intends to make a subsequent announcement to schedule the date and time of its second quarter earnings report once the filing date of its Form 10-Q is confirmed.

About Universal Corporation

Universal Corporation (NYSE: UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

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Universal Corporation

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements made in Mr. Wigner’s quotations, statements regarding expectations with respect to our ingredients facility, ingredients business, and tobacco business, the ongoing internal investigation including descriptions of its scope and impact, expectations about the Company’s reporting of its results and filing its Form 10-Q for the quarter ended September 30, 2024, the potential financial statement impact of the investigated matter, and the preliminary unaudited financial information for the quarter ending September 30, 2024. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the uncertainty of the ultimate findings of the ongoing internal investigation, as well as the timing of its completion and costs and expenses arising out of the ongoing internal investigation process and its results; the impact of the ongoing internal investigation on us, our management and operations, including financial impact as well as any litigation or regulatory action that may arise from the ongoing internal investigation; the impact of the internal investigation on our conclusions regarding the effectiveness of our internal control over financial reporting and our disclosure controls and procedures; our ability to regain compliance with NYSE listing requirements; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; product purchased not meeting quality and quantity requirements; our reliance on a few large customers; our ability to maintain effective information technology systems and safeguard confidential information; anticipated levels of demand for and supply of our products and services; costs incurred in providing these products and services including increased transportation costs and delays attributed to global supply chain challenges; timing of shipments to customers; higher inflation rates; changes in market structure; government regulation and other stakeholder expectations; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; product taxation; industry consolidation and evolution; changes in exchange rates and interest rates; impacts of regulation and litigation on its customers; industry-specific risks related to its plant-based ingredient businesses; exposure to certain regulatory and financial risks related to climate change; changes in estimates and assumptions underlying our critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations; and general economic, political, market, and weather conditions. Actual results, therefore, could vary from those expected. Please also refer to such other factors as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and related disclosures in other filings which have been filed with the U.S. Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.

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